RIF Aggressive Strategy Fund &

Equity Aggressive Strategy Fund

Direct Expense Cap

05/01/25 – 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Funds Aggressive Strategy Fund and Equity Aggressive Strategy Fund (the “Funds”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, up to the full amount of its advisory fee for the Funds and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.15% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses for the Funds do not include infrequent and/or unusual expenses (including litigation expenses) or the expenses of other investment companies in which each Funds invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF International Developed Markets Fund

Advisory Fee Waiver

05/01/25 – 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:   Russell Investment Funds International Developed Markets Fund (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, 0.02% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver and any prior non-contractual advisory fee waiver, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS
By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF Moderate Strategy Fund

& Balanced Strategy Fund

Direct Expense Cap

05/01/25 – 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:   Russell Investment Funds Moderate Strategy Fund and Balanced Strategy Fund (the “Funds”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, up to the full amount of its advisory fee for the Funds and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.14% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses for the Funds do not include infrequent and/or unusual expenses (including litigation expenses) or the expenses of other investment companies in which each Funds invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS
By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

Strategic Bond Fund

Advisory Fee Waiver

05/01/25 to 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:   Russell Investment Funds Strategic Bond Fund (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, 0.01% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC
By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS
By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF U.S. Strategic Equity Fund

Advisory Fee Waiver

05/01/25 to 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:   Russell Investment Funds U.S. Strategic Equity Fund (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, 0.04% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC
By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS
By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

RIF U.S. Small Cap Equity Fund

Direct Expense Cap

05/01/25– 04/30/26

May 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:   Russell Investment Funds U.S. Small Cap Equity Fund (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2026, up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses, excluding dividend and interest expenses on short sales, to the extent that such direct Fund-level expenses exceed 1.05% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include contingency fees paid to vendors for foreign tax reclaims and for certain securities litigation recoveries, infrequent and/or unusual expenses (including litigation expenses) or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver and any prior non-contractual advisory fee waiver, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC
By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS
By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer